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                                                                    EXHIBIT 11.1

                RECOGNITION INTERNATIONAL INC. AND SUBSIDIARIES
                COMPUTATION OF PRIMARY EARNINGS (LOSS) PER SHARE
                                  (Unaudited)
                         (thousands, except per share)

                                                        Three months ended                  Six months ended
                                                             April 30,                          April 30,
                                                      -----------------------           -------------------------
                                                        1995           1994               1995             1994
                                                      --------       --------           --------         --------
Primary:
- -------
Net income (loss)                                    $   617          $(1,391)          $   146          $  (735)
                                                     ========         ========          ========         ========

Shares:
   Weighted average shares
       outstanding, net of treasury
       shares                                         15,280           14,923            15,262           14,919
   Net shares issuable on exercise
       of certain stock options                          174              802               230              887
                                                     --------         --------          --------         --------

   Weighted average shares
       outstanding, as adjusted                       15,454           15,725            15,492           15,806
                                                     ========         ========          ========         ========

   Earnings (loss) per share -
       primary                                       $   .04          $  (.09)          $   .01          $  (.05)
                                                     ========         ========          ========         ========

Fully Diluted (A):
- -----------------
Earnings:
   Net income (loss)                                 $   617          $(1,391)          $   146          $  (735)
   Add after tax interest expense
       applicable to 7 1/4% convertible
       subordinated debentures                           919              919             1,837            1,837
                                                     --------         --------          --------         --------

   Net income (loss), as adjusted                    $ 1,536          $  (472)          $ 1,983          $ 1,102
                                                     ========         ========          ========         ========

Shares:
   Weighted average shares
       outstanding, net of treasury
       shares                                         15,280           14,923            15,262           14,919
   Shares issuable assuming
       conversion of 7 1/4% convertible
       subordinated debentures                         3,088            3,088             3,088            3,088
   Net shares issuable on exercise
       of certain stock options                          207              802               230              903
                                                     --------         --------          --------         --------

   Weighted average shares
       outstanding, as adjusted                       18,575           18,813            18,580           18,910
                                                     ========         ========          ========         ========

Earnings (loss) per share -
   fully diluted                                     $   .08          $  (.03)          $   .11          $   .06
                                                     ========         ========          ========         ========

Note A: This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.